Exhibit 99.1

CommScope Reports Positive Preliminary Fourth Quarter and Full-Year 2018 Results

HICKORY, NC, January 28, 2019 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, today reported preliminary results for the fourth quarter and full-year ended December 31, 2018.

“We delivered preliminary results in line with or above our expectations in the fourth quarter of 2018,” said President and Chief Executive Officer Eddie Edwards. “These results benefited from stronger than expected sales volumes, favorable product and geographic mix, along with our ongoing initiatives to align the company’s cost structure with the current market environment. For 2019, we continue to expect modest growth and relatively stable year-over-year results, which reflect anticipated cautious spending patterns by large North American operators. We are pleased that the disciplined execution of our strategic plan enabled a stronger than expected finish to 2018 and established a solid foundation to build on as we work toward the completion of the ARRIS acquisition.”

This announcement is to support CommScope’s financing efforts related to its acquisition of ARRIS International plc.

CommScope’s unaudited preliminary estimates(1) of net sales and certain profitability measures are set forth in the table below.

Preliminary CommScope 2018 Estimates(1)

(in millions)	Quarter Ended December 31, 2018	Year Ended December 31, 2018
Net Sales	$1,045 to $1,070	$4,555 to $4,580
Adjusted Operating Income	$171 to $186	$830 to $845
Adjusted EBITDA	$188 to $203	$905 to $920

1)

CommScope has not completed its financial closing procedures for the quarter and year ended December 31, 2018, and its audited consolidated financial statements for the year ended December 31, 2018 are not yet available. Ernst & Young LLP, which serves as the company’s independent registered public accounting firm, has not performed any procedures with respect to the financial information presented above for the three months ended December 31, 2018 or the year ended December 31, 2018, nor has it expressed any opinion or other form of assurance with respect to the estimated ranges presented above or their achievability. The preliminary estimated financial information presented above is subject to change. Actual financial results may differ from such preliminary estimates and such differences could be material.

Fourth Quarter and Full Year 2018 Conference Call

CommScope plans to release its fourth quarter and full year 2018 financial results on February 21, 2019, before the market opens. The release will be followed by an 8:30 a.m. ET conference call in which management will discuss the company’s results for the fourth quarter and year ending December 31, 2018. CommScope will also release its detailed full-year 2019 financial outlook at that time. After the acquisition has closed, the company plans to provide combined financial guidance that includes anticipated results for ARRIS.

To participate in the conference call, dial +1 844-397-6169 (US and Canada only) or +1 478-219-0508 approximately 15 minutes before the start of the call to facilitate a timely connection. The conference identification number is 4356719.

The live, listen-only audio of the call will be available through a link on the Investor Relations Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

About CommScope

CommScope (NASDAQ: COMM) helps design, build and manage wired and wireless networks around the world. As a communications infrastructure leader, we shape the always-on networks of tomorrow. For more than 40 years, our global team of more than 20,000 employees, innovators and technologists have empowered customers in all regions of the world to anticipate what’s next and push the boundaries of what’s possible. Discover more at http://www.commscope.com/

Follow us on Twitter and LinkedIn and like us on Facebook.

Sign up for our press releases and blog posts.

Investor Contact:

Kevin Powers, CommScope

+1 828-323-4970

Kevin.powers@commscope.com

News Media Contact:

Rick Aspan, CommScope

+1 708-236-6568

publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the non-GAAP terms Adjusted Operating Income and Adjusted EBITDA may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss) or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance, including our proposed acquisition of ARRIS. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information systems and to implement major systems initiatives successfully; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw material and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans may require plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union; changes in the laws and policies in the United States affecting trade, including recently enacted tariffs on imports from China, as well as the risk and uncertainty related to other potential tariffs or a potential global trade war that may impact our products; costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2017 Annual Report and in Part II, Item 1A, Risk Factors, of our quarterly report on Form 10-Q for the quarter ended September 30, 2018. These risks and uncertainties may be magnified by our acquisition of ARRIS, and such statements are also subject to the risks and uncertainties related to ARRIS’s business.

Such forward-looking statements are subject to additional risks and uncertainties related to our proposed acquisition of ARRIS, many of which are outside of our and/or ARRIS’s control, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed acquisition; the risk that we will be required to pay a reverse break fee under the related acquisition agreement; the risk that we will not successfully integrate ARRIS or that we will not realize estimated cost savings, synergies, growth or other anticipated benefits, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; failure to manage potential conflicts of interest between or among customers; integration of information technology systems; conditions in the credit markets that could impact the costs associated with financing the acquisition; the possibility that competing offers will be made; and other factors beyond our and/or ARRIS’s control.

Although the information contained in this press release represents our best judgment as of the date hereof based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.